July 21, 2003

Mr. Attila Reisz, President

Floridian Ventures, Inc.

Erdoalja utca 12

Pilisjaszfalu 2080 Hungary

Re:  Floridian Ventures, Inc., a Delaware corporation.

Dear Mr. Reisz,

Effective immediately, I am resigning as Director, President, Secretary and Treasurer of Floridian Ventures, Inc., a Delaware corporation (the "Registrant").  My resignation was not due to any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

Yours Truly,

/s/ Michael Tay

Michael Tay